Exhibit 10.27

ALERIS HOLDING COMPANY

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

July 30, 2010

TO:	Rick Wagoner

FROM:	Aleris Holding Company

Re:	Restricted Stock Award

I am pleased to report that you have been granted a Restricted Stock Award of Aleris Holding Company (the “Company”). Some important information about your Restricted Stock Award is set out in this Award Agreement. The shares of Restricted Stock were granted under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which is attached. The Restricted Stock Award is subject in all respects to the terms and conditions of the Plan.

1.	Key Terms.

(a)	Grant of Shares: This Restricted Stock Award is made in respect of 20,000 shares of common stock of the Company, par value $0.01 per share, subject to the restrictions and possible risk of forfeiture set forth in this Award Agreement and in the Plan (the “Restrictions”) during the Restricted Period. During the Restricted Period, the Shares subject to the Restrictions are referred to herein as the “Restricted Shares.” The Company will issue the Restricted Shares on the Grant Date in book entry form, registered in your name with notations regarding the Restrictions. Notwithstanding the foregoing, the Company may elect at any time to recognize your ownership of the Restricted Shares through the issuance of stock certificates, in which case (i) such certificates will be held by an escrow agent identified by the Committee until the Restrictions on such Restricted Shares have lapsed or the Restricted Shares represented thereby have been forfeited hereunder; (ii) you agree to deliver to the Company a duly signed stock power, endorsed in blank, and an escrow agreement relating to the Restricted Shares and execute such other documents as the Committee deems necessary or advisable in respect of the Restricted Shares; and (iii) any such certificate, upon release from escrow, shall bear a legend as described in the Stockholders Agreement.

(b)	Grant Date: July 30, 2010

(c)

Restricted Period: Subject to your continuous service as a member of the Board and of the Board of Directors of Aleris International, Inc. (collectively, the “Boards”) from the Grant Date through each applicable vesting date, the Restricted Period will lapse, and the Shares will no longer be subject to the Restrictions, as to six and a quarter percent (6.25%) of the total Restricted Shares initially awarded hereunder, on each quarterly anniversary of the Grant Date during the four year period following the Grant Date, so as to be fully vested on the fourth anniversary of the Grant Date. However, if the stockholders of the Company do not re-elect or re-appoint you to the Boards or if they remove you from service on the Boards (in either case, despite your willingness to continue to serve) prior to the date the Restricted Period lapses, then, with respect to any unvested Restricted Shares, the Restricted Period will lapse and the Shares will no longer be subject to the Restrictions. As soon as practicable after the expiration of any Restricted Period, the Committee will remove the book entry notations regarding the Restrictions on the Restricted Shares which then vested (or, if applicable, will deliver to you a certificate or certificates evidencing the number of Shares of Restricted Stock which have vested). The Company will in its sole discretion determine the appropriate manner of dealing with fractional Shares, including cancellation without payment.

(d)	Change of Control: If you are serving on the Boards at the time of a Change of Control, your then-Restricted Shares will vest, and will no longer be subject to the Restrictions, to the extent necessary to make the cumulative percentage of the Restricted Stock Award granted hereunder that has become vested as of such Change of Control at least equal to the percentage by which the Initial Investors have reduced their combined Common Stock interest in the Company. This percentage will be measured by comparing the number of Shares acquired by the Initial Investors on the Effective Date and still held immediately following the Change of Control to the number of Shares they held as of the Effective Date (to be adjusted for stock splits, stock dividends, and the like). If the Initial Investors’ combined Common Stock interest in the Company is reduced by 75% or more, then your Restricted Stock Award will vest in full. By way of example and for illustration purposes only, if there is a Change of Control when 50% of the Restricted Stock Award is vested and the Initial Investors reduce their combined Common Stock interest in the Company by 70%, then an additional 20% of the Restricted Stock Award shall vest upon the Change of Control, and, subject to Section 11 of the Plan, the remaining 30% of the Restricted Stock Award shall continue to vest in accordance with Section 1(c) hereof.

(e)	Dividend and other Stockholder Rights: You will have no rights as a stockholder, under the Stockholders Agreement or otherwise, including, without limitation, the right to vote, with respect to any Restricted Shares until the date when the Restricted Period with respect to such Restricted Shares lapses and the book entry notations regarding the Restrictions on the Restricted Shares are removed (or, if applicable, a certificate or certificates evidencing the Shares is issued to you); provided that you will be entitled to receive and retain, for each Restricted Share, any dividends or distributions made in respect of that Restricted Share at the time when the holders of the Shares receive their dividends or distributions. The Shares shall be subject to all of the terms of the Stockholders Agreement. By signing below, you will have agreed to become a party to, and be bound by, the Stockholders Agreement.

2.	Early Termination of the Restricted Stock Award. Except as otherwise set forth in the second sentence of Section 1(c) of this Award Agreement, if your service on the Board ends for any reason, your unvested Restricted Shares shall be forfeited without further consideration.

3.	Company Call Right. After your Board service ends, the Company shall have the right, but not the obligation, to purchase any Shares of vested Restricted Stock held by you (the “Call Right”). This Call Right may be exercised, in whole or in part, from time to time, by the Company providing written notice to you expressing its intent to exercise its Call Right and establishing a call settlement date of not earlier than six (6) months after you acquired the Shares being called. If the Company exercises the Call Right, as consideration for the Shares purchased by the Company, you will be paid the Fair Market Value of the Shares on the call settlement date.

4.	Restricted Stock Award Subject to Plan and Stockholders Agreement.

(a)	Participant Acknowledgements. By entering into this Award Agreement, you agree and acknowledge that (i) the Restricted Stock Award is subject in all respects to the Plan and that the Shares are subject to the Stockholders Agreement, the terms and provisions of which are each hereby incorporated herein by reference; (ii) the Restricted Stock Award is subject to Plan provisions under which, in certain circumstances, the Committee may terminate your Restricted Stock Award and/or make adjustments to the kind and/or number of shares or property underlying the Restricted Stock Award; and (iii) the Committee has discretion to interpret and administer the Plan and this Award Agreement and its judgments made in accordance with the Plan are final.

(b)	Conflicts. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and/or the Stockholders Agreement, the term or provision contained in the Plan and/or the Stockholders Agreement shall control. In the event of a conflict between any term or provision contained in the Plan and a term or provision of the Stockholders Agreement, the Committee shall resolve any such conflict in its sole discretion.

(c)	Defined Terms. Capitalized terms not otherwise defined in this Award Agreement have the meanings given such terms in the Plan.

5.	Federal Taxes. You have agreed to make a timely election pursuant to Section 83(b) of the Code to be taxed on the Grant Date as if you were then fully vested in all of the Restricted Shares. You agree to timely notify the Company of such election and send the Company a copy thereof. You acknowledge that it is your sole responsibility, and not the Company’s, to file timely and properly the Code Section 83(b) election. The Company shall report any taxable income in respect of the grant and/or vesting of the Restricted Stock Award to the appropriate taxing authorities as it determines to be necessary and appropriate. You should consult your personal tax advisor for more information concerning the tax treatment of your Restricted Stock Award.

We are excited to give you this opportunity to share in our future success. Please indicate your acceptance of the Restricted Stock Award, including the representations set forth above your signature, and that you have read and understand the terms of the Plan and this Award Agreement by signing and returning a copy of this Award Agreement to the address set forth below.

Sincerely,

/S/ CHRISTOPHER R. CLEGG
Christopher R. Clegg

Executive Vice President, General Counsel & Secretary

Participant Acknowledgements.

By executing this Award Agreement, you acknowledge the following:

(a)	You will become a party to this Award Agreement on the date hereof and, without any further action, the Stockholders Agreement. Other than the Company, no party to the Stockholders Agreement will have any obligation to you under this Award Agreement.

(b)	You are acquiring the Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.

(c)	You have not been given any oral or written information, representations or assurances by Issuer or any representative thereof in connection with your acquisition of the Shares other than as set forth in this Agreement. You are relying on your own business judgment and knowledge concerning the business, financial condition and prospects of the Company in making the decision to acquire the Shares. You acknowledge that no person or entity has been authorized to give any information or to make any representation relating to the Shares or the Company, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Issuer or any person acting on its behalf.

(d)	You are an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act.

(e)	You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Shares and the capacity to protect your own interests in connection with such acquisition.

(f)	You acknowledge that the Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that there are substantial restrictions on the transferability of such securities under the Stockholders’ Agreement and that transfers of the Shares may be further restricted by applicable state and non-U.S. securities laws.

(g)	You and your advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which you or your advisors, if any, have requested to examine.

Agreed to and Accepted by:

/S/ G. RICHARD WAGONER, JR.

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